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                                                                    EXHIBIT 3.32

                                    BY-LAWS

                                       OF

                        FLORIDA RECYCLING SERVICES, INC.

                                    ARTICLE I

                          OFFICES AND REGISTERED AGENT

      Section 1.1 Registered Office and Agent. The Corporation shall have and continuously maintain a registered office in Illinois and a registered agent having a business office identical with such registered office.

      Section 1.2 Other Offices. The Corporation may also have such other office or offices in Illinois or elsewhere as the Board of Directors may determine or as the business of the Corporation may require.
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                                   ARTICLE II

                                  SHAREHOLDERS

      Section 2.1 Annual Meeting. An annual meeting of the shareholders shall be held on the second Tuesday in September in each year beginning with the year 1999, or in the event the annual meeting is not so held on such date or at such time, then on the day and at the time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.

      Section 2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President, and shall be called by the President or Secretary at the request in writing of (a) a majority of the Board of Directors, or (b) the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called. Such request shall state the purpose or purposes of the proposed meeting.

      Section 2.3 Place of Meetings. Meetings of shareholders, whether annual or special, shall be held in Illinois at such address therein as may be designated in the notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all shareholders may designate any time or any place, either within or without Illinois, as the time and place for the holding of such meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in Illinois.

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      Section 2.4 Notice of Meetings. Written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the assets of the Corporation other than in the usual and regular course of business not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

      Section 2.5 Fixing of Record Date or Otherwise Determining Shareholders. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the assets of the Corporation other than in the usual and regular course of business, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall

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be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

      Section 2.6 Voting List. The Secretary or other officer or agent having charge of the share transfer books shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer books, or a duplicate thereof kept in Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer books or to vote at any meeting of shareholders.

      Section 2.7 Quorum and Manner of Acting. Unless otherwise provided by the Articles of Incorporation, a majority of the outstanding shares of the Corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, that if less than a majority of the outstanding shares entitled to vote on a matter is represented at said meeting, a majority of such shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois

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Business Corporation Act of 1983, the Articles of Incorporation or these
By-laws. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

      Section 2.8 Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy.

      Section 2.9 Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

      Section 2.10 Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the voting list produced at the meeting in accordance with Section 2.6 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the shareholders.

      Section 2.11 Voting of Shares by Certain Holders. Shares of the Corporation held by the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any

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meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his administrator, executor or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Section 2.12 Informal Action by Shareholders. Unless otherwise provided in the Articles of Incorporation, any action which is required by law or by these By-laws to be taken at a meeting of shareholders, or any other action which may be taken at such a meeting, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed (i) if five days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the

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shareholders entitled to vote with respect to the subject matter thereof. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.

      Section 2.13 Cumulative Voting. Unless otherwise provided in the Articles of Incorporation, at all elections of directors of the Corporation, or at elections held under specified circumstances, each holder of shares shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected, and he may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

      Section 3.2 Number, Tenure and Qualifications. The number of directors shall range from one (1) to three (3). The number may be increased or decreased from time to time by amendment of this Section. Directors need not be shareholders or residents of Illinois. Each director shall be elected to hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified.

      Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Section, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without Illinois, for the holding of additional regular meetings without other notice than such resolution.

      Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or any one director. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without Illinois, as the place for holding such special meeting. In the absence of such a designation the place of meeting shall be the registered office of the Corporation in Illinois.

      Section 3.5 Notice of Special Meetings. Notice stating the place, date and hour of a special meeting shall be mailed not less than five days before the date of the meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two days before the date of the

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meeting, to each director, by or at the direction of the person or persons calling the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 3.6 Quorum and Manner of Acting. Unless otherwise provided in the Articles of Incorporation, a majority of the number of directors as fixed in
Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the Illinois Business Corporation Act of 1983, the Articles of Incorporation or these By-laws.

      Section 3.7 Informal Action by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All approvals evidencing the consent shall be delivered to the Secretary to be filed in the corporate records. The action taken shall

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be effective when all the directors have approved the consent unless the consent specifies a different effective date. Such consent shall have the same force and effect as a unanimous vote of all of the directors or all of the members of any such committee, as the case may be, at a duly called meeting thereof.

      Section 3.8 Telephonic Meetings. Unless specifically prohibited by the Articles of Incorporation, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

      Section 3.9 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective. Any pending vacancy may be filled before the effective date thereof, but the successor shall not take office until such effective date.

      Section 3.10 Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose; provided, however, the Board of Directors may properly fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise. A director elected by the shareholders to fill a vacancy shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. A director appointed by the directors to fill

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a vacancy shall serve until the next meeting of shareholders at which directors are to be elected or until his successor shall have been elected and qualified.

      Section 3.11 Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.

      Section 3.12 Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 3.13 Directors Conflict of Interest. If a transaction is fair to the Corporation at the time it is authorized, approved or ratified, the fact that a director is directly or indirectly a party to the transaction is not grounds for invalidating the transaction. The presence of the director, who is directly or indirectly a party to such a transaction, or a director who is otherwise not disinterested, may be counted in determining whether a quorum is present but may not be counted when the Board of Directors or a committee thereof takes action on the transaction.

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                                   ARTICLE IV

                                   COMMITTEES

      Section 4.1 Appointment and Powers. The Board of Directors, by resolution, may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more members, who shall serve at the pleasure of the Board. Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these By-laws or action by the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor. To the extent specified by the Board of Directors, each committee may exercise all the authority of the Board of Directors in the management of the Corporation, provided no such committee may authorize distributions; approve or recommend to shareholders any act the Illinois Business Corporation Act of 1983 requires to be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; elect or remove officers or fix the compensation of any member of the committee; adopt, amend or repeal these By-laws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors; authorize or approve the issuance or sale, or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board of Directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or amend, alter, repeal, or take action inconsistent with any

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resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

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                                    ARTICLE V

                                    OFFICERS

      Section 5.1 Number and Titles. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary. There shall be such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any two or more offices may be held by the same person.

      Section 5.2 Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

      Section 5.3 Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 5.4 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5.5 Duties. In addition to and to the extent not inconsistent with the provisions in these By-laws, the officers shall have such authority, be subject to such restrictions and perform such

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duties in the management of the business, property and affairs of the
Corporation as may be determined from time to time by the Board of Directors.

      Section 5.6 President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall in general supervise the business and affairs of the Corporation and he shall see that resolutions and directions of the Board of Directors are carried into effect except when that responsibility is specifically assigned to some other person by the Board of Directors. Unless there is a Chairman of the Board who is present and who has the duty to preside, the President shall preside at all meetings of the shareholders and, if a director, at all meetings of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the President may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, and he may accomplish such execution either under or without the seal of the Corporation and either alone or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. In general, he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors.

      Section 5.7 Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice President designated Executive Vice President by the Board of Directors and thereafter, or in the absence of such designation, the Vice Presidents in the order otherwise designated by the Board of

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Directors, or in the absence of such other designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either alone or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the President or the Board of Directors.

      Section 5.8 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the President or the Board of Directors; and (e), in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or the Board of Directors. If required by the Board

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of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

      Section 5.9 Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if adopted, and see that the seal of the Corporation, if adopted, is affixed to all certificates representing shares prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each shareholder, which shall be furnished to the Corporation by each such shareholder, and the number and class of shares held by each shareholder; (e) have general charge of the share transfer books; (f) have the authority to certify these By-laws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof; and (g), in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or the Board of Directors.

      Section 5.10 Assistant Treasurers and Assistant Secretaries. In the absence of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer or Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be

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prescribed by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

      Section 5.11 Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, that if such officers are also directors such determination shall be made by a majority of the directors then in office.

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                                   ARTICLE VI

                        CERTIFICATES AND THEIR TRANSFER

      Section 6.1 Certificates Representing Shares. The issued shares of the Corporation shall be represented by certificates, and no class or series of shares of the Corporation shall be uncertificated shares. Certificates representing shares shall be in such form as determined by the Board of Directors and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal, or a facsimile of the seal, of the Corporation, if adopted. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignatures on the certificate may be facsimiles. All certificates shall be numbered consecutively. No certificate shall be issued until each share represented thereby is fully paid. The name and address of the person to whom the shares represented by each certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

      Each certificate shall state:

            (a)   that the Corporation is organized under the laws of Illinois;

            (b)   the name of the person to whom it is issued;

            (c) the number and class of shares and the designation of the series, if any, which it represents; and

            (d) the par value of each share which it represents or that such shares are without par value, if applicable.

      In addition, if the Corporation is authorized to issue shares of more than one class, each certificate shall set forth upon the face or back thereof a full summary or statement of all the

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designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon request and without charge.

      Section 6.2 Transfer of Shares. The shares of the Corporation shall be transferable. The Corporation shall have a duty to register any such transfer provided there is presented to the Corporation or its transfer agents (a) the certificate representing shares endorsed by the appropriate person or persons; and (b) reasonable assurance that such endorsement is genuine and effective; and, provided that the Corporation has no duty to inquire into adverse claims or has discharged any such duty; any applicable law relating to the collection of taxes has been complied with; and the transfer is in fact rightful or is to a bona fide purchaser. Upon registration of such transfer upon the share transfer books of the Corporation the certificates representing the shares transferred shall be canceled and the new record holder, upon request, shall be entitled to a new certificate or certificates. The terms and conditions described in the foregoing provisions of this Section 6.2 shall be construed in accordance with the provisions of the Illinois Uniform Commercial Code. No new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, wrongfully taken or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as

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the Board of Directors or the President may prescribe consistent with the
Illinois Uniform Commercial Code and other applicable law.

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                                   ARTICLE VII

                                 DISTRIBUTIONS

      Section 7.1 Distributions. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders, subject to any restrictions in the Articles of Incorporation and the restrictions imposed by law.

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                                  ARTICLE VIII

                                  FISCAL YEAR

      Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

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                                   ARTICLE IX

                                      SEAL

      Section 9.1 Seal. If adopted by the Board of Directors, the corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Illinois," and may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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                                    ARTICLE X

                                WAIVER OF NOTICE

      Section 10.1 Waiver of Notice. Whenever any notice is required to be given under these By-laws, the Articles of Incorporation or the Illinois Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      Section 11.1 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of its business. Such authority may be general or confined to specific instances.

      Section 11.2 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

      Section 11.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.

      Section 11.4 Deposits. The Board of Directors may select banks, trust companies or other depositaries for the funds of the Corporation.

      Section 11.5 Shares of Other Corporations. Shares of any other corporation which may from time to time be held by the Corporation may be represented and voted by the President, or by any proxy appointed in writing by the President, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of shareholders of such corporation or by executing written consents with respect to such shares where shareholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the President or by any other officer thereunto

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authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.

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                                   ARTICLE XII

                                    AMENDMENT

      Section 12.1 Procedure. Unless otherwise provided in the Articles of Incorporation, these By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors or the shareholders.

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